EXHIBIT 4.4

[EXECUTION COPY]

NEUTRAL TANDEM, INC.

FIRST AMENDMENT TO

SECOND AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

This FIRST AMENDMENT TO SECOND AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT, dated as of October 31, 2006 (the “Amendment”) is entered into by and among Neutral Tandem, Inc., a Delaware corporation (the “Company”) and the other parties signatory hereto.

WHEREAS, the Company, the other parties signatory hereto and certain other stockholders of the Company are parties to the Second Amended and Restated Stockholders’ Agreement, dated as of February 2, 2006 (the “Stockholders’ Agreement”);

WHEREAS, capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Stockholders’ Agreement;

WHEREAS, the parties hereto now desire to amend Section 4.1(a) to the Stockholders’ Agreement to set the number of directors on the Board of Directors of the Company at seven;

WHEREAS, Section 6.6 of the Stockholders’ Agreement provides that the Stockholders’ Agreement may be amended with the consent of the Company and Investors holdings two-thirds of the Stock held by all Investors, and, further, that certain subsections contained in Section 4.1(a) may be amended only as provided in such Section 6.6; and

WHEREAS, the parties signatory hereto other than the Company constitute Investors holding two-thirds of the Stock held by all Investors, and such other parties as are required to amend Section 4.1(a) of the Stockholders’ Agreement, as provided in Section 6.6 of the Stockholders’ Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Section 4.1(a) to the Stockholders’ Agreement is hereby amended and replaced in its entirety with the following:

“(a) Each Stockholder agrees on behalf of itself and any transferee or assign to vote or cause to be voted at a regular or special meeting of stockholders (or by written consent) all shares of Stock now or hereafter owned or controlled by such stockholder, and otherwise use its or his respective best efforts as a Stockholder of the Company, to set the number of directors of the Company at seven and to elect as directors, on the date of this Agreement and in any subsequent election of directors of the Company the following: (i) two directors (the “Common Directors”) designated by the holders of a majority of the Common Stock (voting together as a single class), who initially shall be James P. Hynes and Rian Wren; (ii) two directors (the “Preferred Stock Directors”), (a) one who shall be designated by DCM III, L.P. or its affiliates (“DCM”), who initially shall be Dixon Doll, and (b) one who shall be designated by New Enterprise Associates 10, Limited Partnership or its affiliates (“NEA”), who initially shall be Peter Barris and (iii) three independent directors designated by mutual agreement of, on the one hand, the holders of a majority of the Preferred Stock (voting together as a single class), and on the other hand, the holders of a majority of the Common Stock (voting together as a single class), two of whom initially shall be Bob Hawk and Lawrence M. Ingeneri.”

2. As expressly amended by this Amendment, the Stockholders’ Agreement shall continue in full force and effect in accordance with its terms and is hereby confirmed and ratified in all respects. This Amendment and its terms and provisions shall be effective as of the date first above written. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. This Amendment shall be governed by and construed in accordance with the law (other than the law governing conflict of law questions) of the State of Delaware.

[signature pages follow]

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first above written.

NEUTRAL TANDEM, INC.

By:	/s/ Ronald W.Gallivet
Name:	Ronald W. Gallivet
Title:	Executive Vice President

[Signature Page to Neutral Tandem, Inc. First Amendment to

Second Amended and Restated Stockholders’ Agreement]

INVESTORS:

DCM III, L.P.

By:	DCM Investment Management III, L.L.C.
Its General Partner

By:	/s/ D. R. Doll
Name:
Title:

DCM III-A, L.P.

By:	DCM Investment Management III, L.L.C.
Its General Partner

By:	/s/ D. R. Doll
Name:
Title:

DCM AFFILIATES FUND III, L.P.

By:	DCM Investment Management III, L.L.C.
Its General Partner

By:	/s/ D. R. Doll
Name:
Title:

[Signature Page to Neutral Tandem, Inc. First Amendment to

Second Amended and Restated Stockholders’ Agreement]

NEW ENTERPRISE ASSOCIATES 10, LIMITED PARTNERSHIP

By:	NEA Partners 10, Limited Partnership
Its General Partner

By:	/s/ Peter Barris
Name:
Title:

NEA VENTURES 2003, LIMITED PARTNERSHIP

By:	/s/ Chris Bishop
Name:	Chris Bishop
Title:	Vice President

[Signature Page to Neutral Tandem, Inc. First Amendment to

Second Amended and Restated Stockholders’ Agreement]

MESIROW CAPITAL PARTNERS VIII, L.P.

By:	Mesirow Financial Services, Inc.
Its General Partner

By:
Name:
Title:

[Signature Page to Neutral Tandem, Inc. First Amendment to

Second Amended and Restated Stockholders’ Agreement]

MONTAGU NEWHALL GLOBAL PARTNERS II, L.P.

By:
Name:	Kevin Campbell
Title:	Partner

MONTAGU NEWHALL GLOBAL PARTNERS II-A, L.P.

By:
Name:	Kevin Campbell
Title:	Partner

MONTAGU NEWHALL GLOBAL PARTNERS II-B, L.P.

By:
Name:	Kevin Campbell
Title:	Partner

[Signature Page to Neutral Tandem, Inc. First Amendment to

Second Amended and Restated Stockholders’ Agreement]

WASATCH FUNDS, INC.
for Wasatch Small Cap Growth Fund

	By:	Wasatch Advisors, Inc.
Its Investment Adviser

:	By:
	Name:	Angela M. Palmer
	Title:	Vice President

WASATCH FUNDS, INC.
for Wasatch Ultra Growth Fund

	By:	Wasatch Advisors, Inc.
Its Investment Adviser

By:
	Name:	Angela M. Palmer
	Title:	Vice President

WASATCH FUNDS, INC.
for Wasatch Global Science & Technology Fund

	By:	Wasatch Advisors, Inc.
Its Investment Adviser

By:
	Name:	Angela M. Palmer
	Title:	Vice President

[Signature Page to Neutral Tandem, Inc. First Amendment to

Second Amended and Restated Stockholders’ Agreement]

/s/ James P. Hynes
James P. Hynes

[Signature Page to Neutral Tandem, Inc. First Amendment to

Second Amended and Restated Stockholders’ Agreement]

Bob Hawk

[Signature Page to Neutral Tandem, Inc. First Amendment to

Second Amended and Restated Stockholders’ Agreement]

Edward M. Greenberg

Robert C. Atkinson

David Weisman

Elizabeth Ann Petty

Doreen Kluber

C. Ann Brown

Louise D’Amato

Bill Capraro

[Signature Page to Neutral Tandem, Inc. First Amendment to

Second Amended and Restated Stockholders’ Agreement]

Paul W. Chisholm

Lawrence M. Ingeneri

Joseph Tighe

Joseph Onstott

[Signature Page to Neutral Tandem, Inc. First Amendment to

Second Amended and Restated Stockholders’ Agreement]

/s/ Ronald W. Gavillet
Ronald W. Gavillet

/s/ Robert M. Junkroski
Robert M. Junkroski

[Signature Page to Neutral Tandem, Inc. First Amendment to

Second Amended and Restated Stockholders’ Agreement]

Karen L. Linsley

Paul Oakley

[Signature Page to Neutral Tandem, Inc. First Amendment to

Second Amended and Restated Stockholders’ Agreement]

/s/ John Barnicle
John Barnicle

[Signature Page to Neutral Tandem, Inc. First Amendment to

Second Amended and Restated Stockholders’ Agreement]

NT HOLDINGS LLC

By:
Name:
Title:

[Signature Page to Neutral Tandem, Inc. First Amendment to

Second Amended and Restated Stockholders’ Agreement]

COMMON HOLDERS:

James P. Hynes (in respect of the Common Stock owned by him only)

[Signature Page to Neutral Tandem, Inc. First Amendment to

Second Amended and Restated Stockholders’ Agreement]

Ronald W. Gavillet (in respect of the Common Stock owned by him only)

Christopher F. Swenson

John Barnicle (in respect of the Common Stock owned by him only)

Robert M. Junkroski (in respect of the Common Stock owned by him only)

Jeffrey H. Hartzell

Janice Hewitt

David Lopez

[Signature Page to Neutral Tandem, Inc. First Amendment to

Second Amended and Restated Stockholders’ Agreement]

Jack W. Swenson

[Signature Page to Neutral Tandem, Inc. First Amendment to

Second Amended and Restated Stockholders’ Agreement]

Jeffrey C. Wells

[Signature Page to Neutral Tandem, Inc. First Amendment to

Second Amended and Restated Stockholders’ Agreement]

GAVILLET GRANTOR ANNUITY TRUST

By:
Name:
Title:	Trustee

SWENSON GRANTOR ANNUITY TRUST

By:
Name:
Title:	Trustee

[Signature Page to Neutral Tandem, Inc. First Amendment to

Second Amended and Restated Stockholders’ Agreement]

IRREVOCABLE TRUST FOR ALANNA MARIE HYNES

By:
Name:
Title:	Trustee

IRREVOCABLE TRUST FOR KATHERINE VANCE HYNES

By:
Name:
Title:	Trustee

[Signature Page to Neutral Tandem, Inc. First Amendment to

Second Amended and Restated Stockholders’ Agreement]

THE DIXON AND CAROL DOLL FAMILY TRUST

By:
Name:
Title:	Trustee

ALEXANDER P. & HEATHER B. DOLL FAMILY TRUST

Name:
Title:	Trustee

DIXON & SARAH DOLL JR. FAMILY TRUST

Name:
Title:	Trustee

Andrew J. Doll

[Signature Page to Neutral Tandem, Inc. First Amendment to

Second Amended and Restated Stockholders’ Agreement]

JONATHAN B. JUNKROSKI TRUST

Name:
Title:	Trustee

JULIA K. JUNKROSKI TRUST

Name:
Title:	Trustee

CHARLES AND JANINE JUNKROSKI, AS JOINT TENANTS

Name:	Charles Junkroski

Name:	Janine Junkroski

[Signature Page to Neutral Tandem, Inc. First Amendment to

Second Amended and Restated Stockholders’ Agreement]

Bob Hawk (in respect of the Common Stock owned by him only)

Michael E. Hawk

Sharon van Alstine

Stephanie G. Hawk

Christopher G. Hawk

R. Casey Hawk

[Signature Page to Neutral Tandem, Inc. First Amendment to

Second Amended and Restated Stockholders’ Agreement]

David K. Tatak

Ralph Valente

Richard Anderson

Jon Clopton

Eric Carlson

Dave Redmon

Kathleen Starr

[Signature Page to Neutral Tandem, Inc. First Amendment to

Second Amended and Restated Stockholders’ Agreement]

Everett Mark Virdin

Jorge Pizano

Thomas Carter

John Leland

[Signature Page to Neutral Tandem, Inc. First Amendment to

Second Amended and Restated Stockholders’ Agreement]

David Wojcik

[Signature Page to Neutral Tandem, Inc. First Amendment to

Second Amended and Restated Stockholders’ Agreement]